United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On June 1, 2006, Kansas City Life Insurance Company announced that it and American Republic Insurance Company had signed a Master General Agent and Marketing Agreement under which American Republic agents will market Kansas City Life’s life insurance products.

Founded in 1895, Kansas City Life Insurance Company (NASDAQ: KCLI) is a Missouri corporation with its Home Office in Kansas City, Mo. The Company’s primary business is providing financial protection through the sale of life insurance and annuities. The Company’s revenues were $450.1 million in 2005, and assets and life insurance in force were $4.6 billion and $30.9 billion, respectively, as of December 31, 2005. The Company and its affiliates operate in 49 states and the District of Columbia. For more information, please visit www.kclife.com.

With more than 75 years in the insurance business, American Republic has built a tradition that has helped them become The Care Company®. American Republic is licensed in 49 states and provides customers with an array of high-quality individual health and life protection products and services that offer choice and independence. American Republic Insurance Company is rated A- (Excellent) by A.M. Best Company, a leading independent provider of insurance company financial ratings. For more information, please visit www.americanrepublic.com.

Item 9.01 – Financial Statements and Exhibits.

(d) Press Release of Kansas City Life Insurance Company dated as of June 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By: William A. Schalekamp

William A. Schalekamp

Senior Vice President, General Counsel

and Secretary

June 1, 2006

(Date)

Exhibit (d) to Form 8-K

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, Contact:
June 1, 2006	William A. Schalekamp, Sr. Vice President,

General Counsel & Secretary

(816) 753-7000

Kansas City Life, American Republic sign agreement

for American Republic agents to sell Kansas City Life products

KANSAS CITY, Mo. – Kansas City Life Insurance Company and American Republic Insurance Company, based in Des Moines, Iowa, have signed a Master General Agent and Marketing Agreement under which American Republic agents will market Kansas City Life’s life insurance products.

The marketing agreement provides for sales of Kansas City Life’s competitive term, universal life and traditional whole life products through American Republic’s nearly 600 career sales representatives. It is a powerful addition to the product portfolio of American Republic career sales representatives, making them a full-service insurance provider, taking care of their customers’ needs and further building customer relationships.

"We look forward to working closely with American Republic to support their agents, who we believe are complimentary with the valued general agents and agents already marketing Kansas City Life products," said Phil Bixby, Kansas City Life President, Chief Executive Officer and Chairman of the Board.

“We’re excited to offer the Kansas City Life products,” said Senior Vice President and Chief Operating Officer, American Republic Sales, Doug Barakat. “This is a great opportunity for us to strengthen our portfolio with strong life products to better serve our agents and customers. Kansas City Life’s values, products and customer service are a perfect match for our company.”

About Kansas City Life:

Founded in 1895, Kansas City Life Insurance Company (NASDAQ: KCLI) is a Missouri corporation with its Home Office in Kansas City, Mo. The Company’s primary business is providing financial protection through the sale of life insurance and annuities. The Company’s revenues were $450.1 million in 2005, and assets and life insurance in force were $4.6 billion and $30.9 billion, respectively, as of December 31, 2005. The Company and its affiliates operate in 49 states and the District of Columbia. For more information, please visit www.kclife.com.

About American Republic:

With more than 75 years in the insurance business, American Republic has built a tradition that has helped them become The Care Company®. American Republic is licensed in 49 states and provides customers with an array of high quality individual health and life protection products and services that offer choice and independence. American Republic Insurance Company is rated A- (Excellent) by A.M. Best Company, a leading independent provider of insurance company financial ratings. For more information about American Republic, please visit www.americanrepublic.com.

Any forward-looking statements contained in this release, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements included herein as a result of a number of factors, including among others the possibility of unforeseen changes in the political, economic or regulatory environment, demographic changes and others.

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